Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

EMBARK TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, par value $0.0001 per share	Rule 457(c)	30,450,000	(1)	$1.47	$44,761,500.00	.0000927	$4,149.40
			Total Offering Amounts			$44,761,500.00		$4,149.40
			Total Fees Previously Paid					$—
			Total Fee Offsets					$—
			Net Fee Due					$4,149.40

(1)

Includes 450,000 shares of Class A common stock, par value $0.0001 per share (the “Common Stock”) of Embark Technology, Inc. (the “Company”) previously issued by the Company to the selling shareholder named herein (the “Shareholder”) and 30,000,000 shares of Common Stock that are available to be issued and sold by the Company to the Shareholder from time to time at the Company’s election or as consideration for the Shareholder's services pursuant to a common stock purchase agreement, dated as of May 31, 2022, between the Company and the Shareholder, subject to satisfaction of the conditions set forth therein. Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low prices of the Common Stock on The Nasdaq Global Market on May 25, 2022 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).